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                                                                    EXHIBIT 99.3

[LOGO OF MIDCOM]

FOR IMMEDIATE RELEASE
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Contact:  Steve Goldman
          Vice President and General Counsel
          248/945-3431

                         COURT APPROVES ASSET SALE TO
                         WINSTAR COMMUNICATIONS, INC.

SOUTHFIELD, MI (January 7, 1998) - MIDCOM Communications Inc. announced today that the U.S. Bankruptcy Court has approved the sale of substantially all of the assets of MIDCOM and its Cel Tech International and PacNet Inc. subsidiaries to WinStar Communications, Inc. pursuant to the Amended Asset Purchase Agreement entered into between the companies.

     The anticipated closing date for the sale is on or about January 20, 1998 subject to closing conditions set forth in the agreement.

     Founded in 1989, MIDCOM provides a broad range of telecommunications services to small and medium-sized businesses nationwide. The company has regional offices throughout the nation and currently invoices approximately 100,000 customer locations monthly. MIDCOM and its subsidiaries filed for protection under Chapter 11 of the U.S. Bankruptcy code on November 7, 1997.